Exhibit 32.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Systems Evolution, inc.
10777 Westheimer Road, Suite 810
Houston, Texas 77042

We consent to the use in this Registration Statement on Form S-8 of our  Report dated October 11, 2005 relating to the financial statements of  Systems Evolution, Inc. as of March 31, 2005 and the two years then ended, incorporated by reference herein.

/s/ Malone & Bailey, PC
_________________________________________
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

February 15, 2006